EXHIBIT 1

GS MORTGAGE SECURITIES CORP.,

Depositor,

INDYMAC BANK, F.S.B.,

Servicer,

AMERICAN HOME MORTGAGE SERVICING, INC.,

Servicer,

OCWEN LOAN SERVICING, LLC,

Servicer,

WELLS FARGO BANK, N.A.,

Master Servicer and Securities Administrator,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee

AMENDMENT NO. 2 dated as of
AUGUST 25, 2006 TO THE

POOLING AND SERVICING AGREEMENT

DATED AS OF JUNE 1, 2006

GSAMP TRUST 2006-S4

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2006-S4

AMENDMENT NO. 2 made as of this 25th day of August 2006, among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), INDYMAC BANK, F.S.B., a federally chartered savings bank, as a servicer (“IndyMac”), AMERICAN HOME MORTGAGE SERVICING, INC., a Maryland corporation, as a servicer (“AHMSI”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company, as a servicer (“Ocwen”, and together with IndyMac and AHMSI, the “Servicers”), WELLS FARGO BANK, N.A., a national banking association (“Wells Fargo”) as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee entered into a Pooling and Servicing Agreement (the “Agreement”) dated as of June 1, 2006, relating to the issuance of GSAMP Trust 2006-S4 Mortgage Pass-Through Certificates, Series 2006-S4; and

WHEREAS, the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee desire to amend the terms of the Agreement pursuant to and in accordance with the first paragraph of Section 12.01 of the Agreement.

NOW, THEREFORE, in consideration of the mutual premises and agreements herein, the the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

1. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

2. Article I of the Agreement is hereby amended effective as of the date hereof by deleting in its entirety the definition of “Interest Accrual Period” and replacing it with the following:

With respect to each Class of Non-Delay Certificates and any Distribution Date, the period commencing on the preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day preceding the current Distribution Date, and with respect to the Delay Certificates and the REMIC I Regular Interests and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. For purposes of computing interest accruals on each Class of Non‑Delay Certificates (other than the Class A-2 Certificates), each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days. For purposes of computing interest accruals on each Class of Delay Certificates and the Class A-2 Certificates, each month is assumed to have 30 days and each year is assumed to have 360 days. With respect to the July 2006 Distribution Date, the Class A-2 Certificates will receive 46 days of accrued interest.

IN WITNESS WHEREOF, the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORP.,
as Depositor

By: /s/ Michelle Gill
Name: Michelle Gill
Title: Vice President

INDYMAC BANK, F.S.B., as Servicer

By: /s/ Andy Sciandra
Name: Andy Sciandra
Title: Senior Vice President, Secondary Marketing

AMERICAN HOME MORTGAGE SERVICING, INC.,
as Servicer

By: /s/ Alan B. Horn
Name: Alan B. Horn
Title: Executive Vice President, General Counsel & Secretary

OCWEN LOAN SERVICING, LLC, as Servicer

By: /s/ Richard Delgado
Name: Richard Delgado
Title: Authorized Representative

WELLS FARGO BANK, N.A.,
as Securities Administrator

By: /s/ Sherri Sharps
Name: Sherri Sharps
Title: Vice President

WELLS FARGO BANK, N.A.,
as Master Servicer

By: /s/ Sherri Sharps
Name: Sherri Sharps
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
solely as Trustee and not in its individual capacity

By: /s/ Karlene Benvenuto
Name: Karlene Benvenuto
Title: Authorized Signer

By: /s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President